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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 30, 1998

IMPAC SECURED ASSETS CORP. (as depositor under an Amended and Restated Trust Agreement, dated as of March 31, 1998, and pursuant to which an Indenture was entered into, providing for, inter alia, the issuance of Collateralized Asset-Backed Notes, Series 1998-1)



                           IMPAC SECURED ASSETS CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         California                 333-40125                33-0705301
----------------------------       -----------             ----------------
(State or Other Jurisdiction       (Commission             (I.R.S. Employer
of Incorporation)                  File Number)            Identification No.)

            20371 Irvine Avenue
            Santa Ana Heights, California                 92707
            ---------------------                        ----------
            (Address of Principal                        (Zip Code)
            Executive Offices)

Registrant's telephone number, including area code, is (714) 556-0122


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



Item 2.      ACQUISITION OR DISPOSITION OF ASSETS.

             For a description of the Bonds and the Mortgage Pool, refer to the Indenture.

Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (a)      Not applicable

             (b)      Not applicable

             (c)      Exhibits:



                                 ITEM 601(A) OF
                                 REGULATION S-K
EXHIBIT NO.                      EXHIBIT NO.        DESCRIPTION
-----------                      -----------        -----------
        1                             99            Computational Materials--
                                                    Computational Materials (as
                                                    defined in Item 5) that have
                                                    been provided by the
                                                    Underwriter to certain
                                                    prospective purchasers of
                                                    Impace Secured Assets Corp.
                                                    Collateralized Asset-Backed
                                                    Notes, Series 1998-1 (filed
                                                    in paper pursuant to the
                                                    automatic SEC exemption
                                                    pursuant to Release 33-
                                                    7427, August 7, 1997)

Item 5.           OTHER EVENTS.

                  On or about March 31, 1998, the Registrant will cause the issuance and sale of approximately $292,395,000 initial principal amount of Collateralized Asset-Backed Notes, Series 1998-1, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2 and Class B-1 (collectively, the "Underwritten Notes") pursuant to an Indenture, to be dated as of March 31, 1998, between Impac Secured Assets CMN Trust Series 1998-1, as issuer, and Bankers Trust Company of California, N.A., as indenture trustee.

                  In connection with the sale of the Underwritten Notes, the Registrant has been advised by Lehman Brothers, Inc. (the "Underwriter"), that the Underwriter has furnished to prospective investors certain yield tables and other computational materials (the "Computational Materials") with respect to the Underwritten Notes following the effective date of Registration Statement No. 333-40125, which Computational Materials are being filed as exhibits to this report.

                  The Computational Materials have been provided by the Underwriter. The information in the Computational Materials is preliminary and may be superseded by the Prospectus Supplement relating to the Bonds and by any other information subsequently filed with the Securities and Exchange Commission.

                  The Computational Materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                  In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Notes (the "Mortgage Loans") may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Notes might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Notes.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IMPAC SECURED ASSETS CORP.


                                        By: /s/ Richard J. Johnson
                                           -------------------------------
                                        Name:   Richard J. Johnson
                                        Title:  Chief Financial Officer

Dated: March 30, 1998

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


                                  EXHIBIT INDEX


                 Item 601 (a) of        Sequentially
Exhibit          Regulation S-K         Numbered
Number           Exhibit No.            Description               Page
------           -----------            -----------               ----

 1                  99                Computational Materials       6

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